Exhibit 99.1

Cano Health Announces Financial Results for the Second Quarter 2021

Increases Full Year 2021 and 2022 Guidance

MIAMI, August 12, 2021 /PRNewswire/– Cano Health, Inc. (“Cano Health” or the “Company”) (NYSE: CANO), a leading value-based primary care provider for seniors and underserved communities, today announced financial results for the second quarter and six months ended June 30, 2021.

Second Quarter Highlights:

•	Total membership of 156,038 including Medicare capitated members of 111,866, an increase of 57% and 54%, respectively, year-over-year

•	Total revenue of $393.2 million, an increase of 130% year-over-year

•	Net income of $4.9 million

•	Adjusted EBITDA of $24.8 million, an increase of 53% year-over year

•	On April 1, 2021, began providing services for approximately 8,100 Medicare beneficiaries as a Direct Contracting Entity (DCE) for the Centers for Medicare & Medicaid Services (CMS)

•	Cano Health shares began trading on the NYSE on June 4, 2021

•

On June 11, 2021, completed the acquisition of University Health Care and its affiliates (“University”) for approximately $600 million ($540 million in cash and $60 million in equity). University operates 13 medical centers and serves approximately 24,000 Medicare Advantage members

•	On June 17, 2021, purchased a small medical practice in Corpus Christi, Texas, where we intend to open de novo medical centers

“We are pleased to report our quarterly results for the first time as a publicly traded company and appreciate the interest of those who may be new to the Cano Health story,” said Dr. Marlow Hernandez, Co-Founder, Chairman, and CEO of Cano Health.

“As we continue on our path to become America’s Primary Care provider, I am proud of the many ways we are bringing our care model to more patients and measurably improving clinical outcomes – important work that accelerated in the second quarter. Our results reflect successful execution of our business model, and the contribution of our employees and affiliate providers. We are delivering on our promise of growth through increased membership, pursuit of highly accretive acquisitions, and the addition of new service lines, including CMS’ DCE program.”

Second Quarter Financial Results

•	Total revenue of $393.2 million for the second quarter of 2021, compared to $171.2 million for the second quarter of 2020, a 130% increase driven by acquisitions and membership growth

•	Adjusted EBITDA of $24.8 million for the second quarter of 2021, compared to $16.2 million for the second quarter of 2020, a 53% increase

Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure is provided in the financial table included at the end of this press release. An explanation of this measure and how it is calculated is also included under the heading “Reconciliation of Non-GAAP Financial Measures.”

•	Net income of $4.9 million for the second quarter of 2021, compared to a net loss of $11.0 million for the second quarter of 2020

The Company had 170.3 million shares of Class A common stock outstanding and 306.8 million shares of Class B common stock outstanding at June 30, 2021. Our total share count for calculation of market capitalization is 477.1 million as of June 30, 2021.

COVID-19 Update

The United States has entered a fourth wave of the COVID-19 pandemic. Even though Florida is experiencing a record number of new COVID-19 cases, for Cano Health members, as of August 9, we have observed a seven-day daily average of 14.3 case compared to a seven day daily average of 24.0 at Cano Health’s pandemic peak in January 2021. For the month of August, thus far, we have observed 7.5 COVID-19 hospital admissions per 1,000 as compared to the Cano Health’s pandemic peak of 21.2 in July 2020. Our COVID-19 mortality rate continues to be at least 50% lower than the senior population in Florida. Additional detail is provided in our Second Quarter 2021 Financial Supplement found on the Investor Relations section of our website, canohealth.com/investors.

The medical claims expense ratio for the second quarter 2021 was 77.0%, compared to 73.0% in the first quarter for 2021. The increase was driven primarily by the inclusion of DCE members who we initially expect to have higher medical costs, and, to a lesser extent by higher elective procedure utilization and costs related to COVID-19.

For the first half of 2021, the medical claims expense ratio was 75.3%. For the full year of 2021, we are projecting a medical claims expense ratio of approximately 75.0%.

The Company expects a stable second half medical claims expense ratio primarily due to:

•	Population health management through our proprietary health care analytics and treatment protocols powered by CanoPanorama

•	Comprehensive care management programs resulting in stable hospital admissions as demonstrated throughout the COVID-19 pandemic

•	Lower DCE medical costs, as our members are integrated into the Cano Health platform

•	87% COVID-19 vaccination rate for our Medicare members, as of August 9, 2021

•	Favorable seasonality in the second half of the year

Update on Recent Transactions

•	As previously announced, acquired Doctor’s Medical Center (DMC) for $300 million, on July 2

•	Also, in July, deployed $15 million to acquire:

○

A behavioral health specialty group in South Florida with 27 providers, 14 clinics co-located within current Cano Health medical centers, and two stand-alone clinics, to better serve the mental health needs of Cano Health members, and

○	A practice with two medical centers in Las Vegas, Nevada adjacent to our three existing Las Vegas medical centers

•

In August 2021, we deployed approximately $140 million and $30 million in equity to acquire medical practices and infrastructure managing affiliates in four states: Florida, New York, New Jersey, and New Mexico. For these medical practices and affiliates, in 2021, we expect to recognize approximately $14 million of Fee-for-Service and Other Revenue and $5 million of Adjusted EBITDA. In 2022, we expect to recognize approximately $200 million of Capitated Revenue and $16 million of Adjusted EBITDA from 15,000 capitated Medicare members served by these medical practices and affiliates. The projected increase in revenue and in Adjusted EBITDA in 2022 is due to our expected success converting patients in these medical practices and affiliates into Cano Health value-based members

Balance Sheet and Cash Flow

•

At June 30, 2021, Cano Health had approximately $319 million of cash, cash equivalents and restricted cash and $557 million of debt. On July 2, 2021, in connection with the purchase of DMC, Cano Health borrowed an additional $250 million through an unsecured loan

•	Since June 30, 2021, the Company has deployed net cash of approximately $205 million in connection with the July and August transactions described above under “Update on Recent Transactions”

•

Cash used in operating activities for the six months ended June 30, 2021 was $57 million. We expect cash used in operating activities in 2021 to be approximately $90 million with de novo and maintenance capital expenditures in the range of $40 million to $45 million. We expect cash flow from operating activities to be slightly positive in the fourth quarter of 2021

•

For the full-year 2022, we expect the strength of our existing operations and the recent acquisitions to generate positive cash flows that will continue to support growth and allow us to deleverage over time

Guidance

The Company is updating its previous guidance from July 6, 2021. Consistent with that guidance, the guidance below does not include the impact of any additional acquisitions, which the Company expects would be accretive to total revenue and Adjusted EBITDA.

The updated outlook for 2021, which now includes DCE and the recent transactions described above under “Update on Recent Transactions”, is expected to be as follows:

•	Membership: Approximately 215,000, an increase from the prior range of 205,000 to 210,000

•	Total revenue: Approximately $1.6 billion, an increase from the prior guidance of $1.5 billion

•	Adjusted EBITDA: Approximately $115 million, reflecting an increase from the prior guidance of approximately $110 million

•	The Company continues to expect to open 15 to 20 de novo medical centers in 2021

•

By year-end we expect to be operational in eight states plus Puerto Rico. The states include Florida, Texas, Nevada, New York, New Jersey, New Mexico, and two additional states that will be announced by the end of the third quarter

The updated outlook for 2022 is expected to be as follows:

•	Membership: In the range of 275,000 to 280,000, an increase from the prior guidance of approximately 250,000

•	Total revenue: In the range of $2.5 billion to $2.6 billion, an increase from the prior guidance of approximately $2.23 billion

•	Adjusted EBITDA: In the range of $165 million to $170 million, reflecting an increase from the prior guidance of approximately $150 million

•	The Company continues to expect to open 54 to 59 de novo medical centers in 2022

We have not reconciled our expectations as to non-GAAP measures in future periods to their most directly comparable GAAP measure because certain costs and expenses are outside of our control or cannot be reasonably predicted. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to our results computed in accordance with GAAP.

Conference Call Information

Cano Health will host a conference call today at 8:30 AM Eastern Time to review the Company’s business and financial results for the second quarter ended June 30, 2021.

To access the live call and webcast, please dial (844) 684-0650 for U.S. participants, or +1 (343) 761-2594 for international participants, and reference the Cano Health Second Quarter 2021 Earnings Conference Call. The conference call will also be webcast live in the “Events & Presentations” section of the Investor page of the Cano Health website.

Following the conclusion of the live call, a replay will be available in the “Events & Presentations” section of the Cano Health website for on-demand listening shortly after the completion of the call and will be available for 30 days.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to future events and involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and could materially affect actual results, performance or achievements. Such forward-looking statement include, without limitation, our anticipated results of operations, including our financial guidance for the 2021 and 2022 fiscal years, our business strategies, the anticipated impact of the recent transactions on our business and future financial and operating results, the expected amount and timing of synergies from the recent transactions, our projected costs, prospects and plans, and other aspects of our operations or operating results. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on our results of operations and financial condition.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to our services; our ability to realize expected results with respect to patient membership, total revenue and earnings; our ability to enter into new markets and continue our growth; our ability to integrate our acquisitions and achieve desired synergies; changes in laws and regulations applicable to our business; our ability to maintain our relationships with health plans and other key payors; the impact of COVID-19 or another pandemic on our business and results of operation; our future capital requirements and sources and uses of cash, including funds to satisfy our liquidity needs; and our ability to recruit and retain qualified team members and independent physicians. For a detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (the “SEC”), including the risk factors identified in the definitive Proxy Statement/Prospectus filed with the SEC on May 7, 2021 and incorporated by reference into our Super 8-K filed on June 9, 2021 and in subsequent Quarterly Reports on Form 10-Q. All information provided in this press release is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures as defined by the SEC rules. EBITDA and Adjusted EBITDA have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). EBITDA is defined as GAAP net income (loss) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA, adjusted to add back the effect of certain expenses, such as stock-based compensation expense, de novo losses (consisting of losses incurred in the twelve months after the opening of a new facility), acquisition transaction costs (consisting of transaction costs, fair value adjustments in contingent consideration, management fees and corporate development payroll costs), restructuring and other charges, loss on extinguishment of debt, changes in fair value of an embedded derivative, and changes in fair value of warrant liabilities. We believe these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends in and in comparing our financial measures with other similar companies. We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In addition, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of those measures to their most directly comparable GAAP measures is available under the heading “Reconciliation of Non-GAAP Measures.”

About Cano Health

Cano Health operates value-based primary care medical centers and supports affiliated medical practices that specialize in primary care for seniors in Florida, Texas, Nevada, New York, New Jersey, New Mexico, and Puerto Rico, with additional markets in development. As part of its care coordination strategy, Cano Health provides sophisticated, high-touch population health management programs including telehealth, prescription home delivery, wellness programs, transition of care, and high-risk and complex care management.

Cano Health’s personalized patient care and proactive approach to wellness and preventive care sets it apart from competitors. Cano Health has consistently improved clinical outcomes while reducing costs, affording patients the opportunity to lead longer and healthier lives. Cano Health serves a predominantly minority population (80% of its patients are Latino or African American) and low-income population (50% of its members are dual eligible for Medicare and Medicaid). For more information visit www.canohealth.com or www.canohealth.com/investors/.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

UNAUDITED

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share data)	2021	2020	2021	2020
Revenue:
Capitated revenue	$379,210	$163,927	$646,261	$291,643
Fee-for-service and other revenue	13,953	7,279	27,037	14,861

Total revenue	393,163	171,206	673,298	306,504
Operating expenses:
Third-party medical costs	291,816	112,040	486,862	197,353
Direct patient expense	43,782	22,554	78,069	40,333
Selling, general and administrative expenses	46,574	21,859	81,422	42,843
Depreciation and amortization expense	7,945	3,977	13,791	7,362
Transaction costs and other	16,374	15,687	25,613	22,138

Total operating expenses	406,491	176,117	685,757	310,029

Loss from operations	(13,328)	(4,911)	(12,459)	(3,525)
Other income and expense:
Interest expense	(9,714)	(5,717)	(20,340)	(9,382)
Interest income	1	79	2	159
Loss on extinguishment of debt	(13,225)	—	(13,225)	—
Change in fair value of embedded derivative	—	(306)	—	(306)
Change in fair value of warrant liabilities	39,215	—	39,215	—
Other expenses	(25)	(150)	(25)	(150)

Total other income (expense)	16,252	(6,094)	5,627	(9,679)

Net income (loss) before income tax benefit	2,924	(11,005)	(6,832)	(13,204)
Income tax benefit	2,023	19	1,309	32

Net income (loss)	4,947	(10,986)	(5,523)	(13,172)
Net loss attributable to non-controlling interests	(4,533)	—	(15,003)	—

Net income (loss) attributable to Class A common stockholders	$9,480	—	$9,480	—

Net income per share to Class A common stockholders, basic	$0.06	N/A	$0.06	N/A

Net loss per share to Class A common stockholders, diluted	$(0.03)	N/A	$(0.03)	N/A

Weighted-average shares used in computation of earnings per share:
Basic	167,134,853	N/A	166,691,634	N/A

Diluted	168,884,315	N/A	167,571,198	N/A

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

	As of,
(in thousands, except share data)	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash, cash equivalents and restricted cash	$319,277	$33,807
Accounts receivable, net of unpaid service provider costs	131,831	76,709
Inventory	1,176	922
Prepaid expenses and other current assets	20,105	8,937

Total current assets	472,389	120,375
Property and equipment, net	46,358	38,126
Goodwill	546,312	234,328
Payor relationships, net	395,185	189,570
Other intangibles, net	194,315	36,785
Other assets	4,654	4,362

Total assets	1,659,213	623,546

Liabilities and stockholder’s equity
Current liabilities:
Current portion of notes payable	5,488	4,800
Current portion of equipment loans	324	314
Current portion of capital lease obligations	978	876
Current portion of contingent consideration	12,347	—
Accounts payable and accrued expenses	46,465	33,180
Deferred revenue	1,313	988
Current portions due to sellers	22,020	27,129
Other current liabilities	3,734	1,333

Total current liabilities	92,669	68,620
Notes payable, net of current portion and debt issuance costs	525,830	456,745
Warrants liabilities	123,843	—
Equipment loans, net of current portion	891	873
Capital lease obligations, net of current portion	1,667	1,580
Deferred rent	4,868	3,111
Deferred revenue, net of current portion	4,623	4,277
Due to sellers, net of current portion	—	13,976
Contingent consideration	—	5,172
Other liabilities	16,471	11,648

Total liabilities	770,862	566,002

Stockholders’ Equity / Members’ Capital
Shares of Class A common stock $0.0001 par value (authorized 6,000,000,000 shares with 170,299,189 shares issued and 170,299,189 shares outstanding at June 30, 2021)	17	—
Shares of Class B common stock $0.0001 par value (authorized 1,000,000,000 shares with 306,843,662 shares issued and 306,843,662 shares outstanding at June 30, 2021)	31	—
Members’ capital	—	157,591
Additional paid-in capital	389,892	—
Accumulated deficit	(101,885)	(99,913)
Notes receivable, related parties	(136)	(134)

Total Stockholders’ Equity / Members’ Capital attributable to Cano Health, Inc.	287,919	57,544

Non-controlling interest	600,432	—

Total Stockholders’ Equity / Members’ Capital	888,351	57,544

Total Liabilities and Stockholders’ Equity / Members’ Capital	$1,659,213	$623,546

CONDENSED CONSOLIDATED CASH FLOWS

UNAUDITED

	Six Months Ended June 30,
(in thousands)	2021	2020
Cash Flows from Operating Activities:
Net loss	$(5,523)	$(13,172)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	13,791	7,362
Change in fair value of contingent consideration	(211)	—
Change in fair value of embedded derivative	—	306
Change in fair value of warrant liabilities	(39,215)	—
Loss on extinguishment of debt	13,225	—
Amortization of debt issuance costs	8,540	1,089
Equity-based compensation	3,239	112
Paid in kind interest expense	—	1,188
Changes in operating assets and liabilities:
Accounts receivable, net	(54,973)	(17,806)
Inventory	(254)	(273)
Other assets	(5,925)	(20)
Prepaid expenses and other current assets	(16,790)	(268)
Accounts payable and accrued expenses	23,407	8,516
Deferred rent	1,757	564
Deferred revenue	671	—
Other liabilities	1,681	(1,258)

Net cash used in operating activities	(56,580)	(13,143)

Cash Flows from Investing Activities:
Purchase of property and equipment	(7,730)	(3,971)
Acquisitions of subsidiaries including non-compete intangibles, net of cash acquired	(617,576)	(205,325)
Payments to sellers	(23,963)	(36,628)
Advances to related parties	—	(2)

Net cash used in investing activities	(649,269)	(245,926)

Cash Flows from Financing Activities:
Contributions from member	—	101,906
Business combination and PIPE financing	935,362	—
Interest accrued due to seller	957	—
Payments of long-term debt	(402,572)	(338)
Debt issuance costs	(11,274)	(11,356)
Proceeds from long-term debt	295,000	150,000
Proceeds from delayed draw term loan	175,000	—
Repayments of delayed draw term loan	(2,350)	—
Proceeds from revolving credit facility	—	9,700
Repayments of revolving credit facility	—	(9,700)
Proceeds from insurance financing arrangements	4,355	2,599
Payments of principal on insurance financing arrangements	(2,941)	(1,567)
Repayments of equipment loans	(154)	(187)
Repayments of capital lease obligations	(64)	(464)

Net cash provided by financing activities	991,319	240,593
Net increase (decrease) in cash, cash equivalents and restricted cash	285,470	(18,476)
Cash, cash equivalents and restricted cash at beginning of year	33,807	29,192

Cash, cash equivalents and restricted cash at end of period	$319,277	$10,716

Supplemental cash flow information:
Interest paid	(11,925)	$(8,294)

Non-cash investing and financing activities:
Issuance of securities by Cano Health, Inc. in connection with acquisitions	60,000	—
Issuance of securities in PCIH in connection with acquisitions	—	34,300
Contingent consideration in connection with acquisitions	9,200	—
Due to seller in connection with acquisitions	295	16,288
Humana Affiliate Provider clinic leasehold improvements	2,864	1,025
Capital lease obligations entered into for property and equipment	52	482
Equipment loan obligations entered into for property and equipment	183	103
Issuance of security in exchange for balance due to seller	—	2,158

RECONCILIATION OF NON-GAAP MEASURES

ADJUSTED EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2021	2020	2021	2020
Net income (loss)	$4,947	$(10,986)	$(5,523)	$(13,172)
Interest income	(1)	(79)	(2)	(159)
Interest expense	9,714	5,717	20,340	9,382
Income tax benefit	(2,023)	(19)	(1,309)	(32)
Depreciation and amortization expense	$7,945	3,977	$13,791	7,362

EBITDA	$20,582	$(1,390)	$27,297	$3,381
Stock-based compensation	3,168	57	3,239	112
De novo losses	6,968	956	12,480	2,348
Acquisition transaction costs (1)	17,236	15,776	27,339	22,294
Restructuring and other (2)	2,811	531	3,222	716
Loss on extinguishment of debt	13,225	—	13,225	—
Change in fair value of embedded derivative	—	306	—	306
Change in fair value of warrant liabilities	(39,215)	—	(39,215)	—

Adjusted EBITDA	$24,775	$16,236	$47,587	$29,157

(1)

De novo losses include those costs associated with the ramp up of new facilities that are not expected to be incurred past the first 12 months after opening. These costs collectively are higher than comparable expenses incurred once such a facility has been open and generating revenue and would not have been incurred unless a new facility was being opened.

2)

Acquisition transaction costs included $862 and $89 of corporate development payroll costs for the three months ended June 30, 2021 and 2020, respectively, and $1,726 and $156 of corporate development payroll costs for the six months ended June 30, 2021 and 2020, respectively. Corporate development payroll costs include those expenses directly related to the additional staff needed to support our increased acquisition activity.

KEY METRICS

	Three Months Ended June 30,
	2021	2020	% Change
Members:
Medicare	111,866	72,576	54.1%
Medicaid	25,178	16,585	51.8%
ACA	18,994	10,115	87.8%

Total members	156,038	99,276	57.2%

Member months:
Medicare	282,251	152,764	84.8%
Medicaid	71,461	45,515	57.0%
ACA	57,816	30,474	89.7%

Total member months	411,528	228,753	79.9%

PMPM:
Medicare	$1,186	$847	40.0%
Medicaid	$612	$747	(18.1)%
ACA	$14	$18	(22.2)%
Total PMPM	$921	$717	28.5%

Owned medical centers	90	61

	Six Months Ended June 30,
	2021	2020	% Change
Members:
Medicare	111,866	72,576	54.1%
Medicaid	25,178	16,585	51.8%
ACA	18,994	10,115	87.8%

Total members	156,038	99,276	57.2%

Member months:
Medicare	507,081	267,525	89.5%
Medicaid	134,369	83,147	61.6%
ACA	113,853	60,292	88.8%

Total member months	755,303	410,964	83.8%

PMPM:
Medicare	$1,105	$880	25.6%
Medicaid	$613	$660	(7.1)%
ACA	$29	$22	31.8%
Total PMPM	$856	$710	20.6%

Owned medical centers	90	61

Investor Relations Contacts:

Alan Oshiki or Sydney Isaacs

Abernathy MacGregor

212.371.5999 / 713.817.9346

aho@abmac.com / sri@abmac.com

Media Relations Contact:

Patricia Graue

Brunswick Group

(212) 333-3810

canohealth@brunswickgroup.com